UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2014

DESTINATION XL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	01-34219	04-2623104
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

555 Turnpike Street, Canton, Massachusetts	02021
(Address of Principal Executive Offices)	(Zip Code)

(781) 828-9300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 -Regulation FD Disclosure

The Company will be presenting a slide presentation to various investment groups at upcoming investor conferences beginning May 22, 2014. The Company has updated its forward-looking information slide to add information regarding non-GAAP financial measures and has added two new slides to its current presentation. A copy of the slides is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

One of the slides includes financial information not prepared in accordance with generally accepted accounting principles (“Non-GAAP Financial Measures”). The Company believes that the non-GAAP measures are useful as an additional means for investors to evaluate the Company’s operating results, when reviewed in conjunction with the Company’s GAAP financial statements.

A reconciliation of the Non-GAAP Financial Measures to financial information prepared in accordance with generally accepted accounting principles (“GAAP”), as required by Regulation G, is included as Appendix A to the investor presentation. A copy of the Appendix A slide is attached to this report as Exhibit 99.2 and is incorporated by reference herein.

The full slide presentation is available on the investor relations page of the Company’s website at www.destinationxl.com.

The slides contained in the exhibit include statements intended as “forward-looking statements,” which are subject to the cautionary statement about forward-looking statements set forth in the exhibit. The additional slides are being furnished, not filed, pursuant to Regulation FD. Accordingly, the slides will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of these slides is not intended to, and does not, constitute a determination or admission by the Company that the information in the slide presentation is material or complete, or that investors should consider this information before making an investment decision with respect to the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Supplemental or Updated Slides to Investor Presentation dated May 2014.

99.2	Appendix A Slide –Reconciliation of Non-GAAP Financial Measures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINATION XL GROUP, INC.

Date: May 21, 2014	By:	/s/ Robert S. Molloy
	Name:	Robert S. Molloy
	Title:	Senior Vice President, General Counsel and Secretary